Exhibit 4(ii)

MORTGAGE AND SECURITY AGREEMENT

BE IT KNOWN, that on this 31st day of December, 2007;

BEFORE ME, Pamela Jo Mitchell, Notary Public in and for the State of Texas, County of Travis, and in the presence of the undersigned competent witnesses;

PERSONALLY CAME AND APPEARED:

Entergy Texas, Inc., a Texas corporation (together with their respective permitted successors and assigns, "Mortgagor" or "ETI") (the last four digits of its E.I.N. being 5798), having an address at 350 Pine Street, Beaumont, TX 77001, appearing herein by and through Steven Nienast, its duly authorized representative pursuant to a resolution of its board of directors, a certified extract of which is attached hereto;

WHO DECLARED AND ACKNOWLEDGED THAT:

RECITALS

    This Mortgage and Security Agreement (this "Instrument" or "Mortgage") is made by Mortgagor in favor of Entergy Gulf States Louisiana, Inc., a Texas corporation having an address at 350 Pine Street, Beaumont, TX 77701 (the last four digits of its E.I.N. being 2730) ("EGS-Louisiana" together with its successors, and assigns, "Mortgagee");

    EGS-Louisiana, formerly known as Entergy Gulf States Inc. ("EGS"), has heretofore entered into the indentures and has issued several series of outstanding debt listed on Schedule A hereto (the "Outstanding Debt").

    The Texas Utilities Code, Chapter 39, the Texas Electric Utility Restructuring Act, enacted by the Texas legislature in June 1999, which became effective on September 1, 1999 (the "Restructuring Act"), required each electric utility operating in Texas to separate its business into units consisting of a power generation company, a retail electric provider and a transmission and distribution company or separate transmission and distribution companies.

    Notwithstanding the foregoing Recital 3, the restructuring of EGS pursuant to the Restructuring Act has been delayed.

    As a result of the delay, the Texas legislature has enacted House Bill No. 1567, which, among other things, allows EGS to proceed with and complete a jurisdictional separation to establish two vertically integrated utilities, one subject to the retail jurisdiction of the Public Utility Commission of Texas ("PUCT") and the other subject to the retail jurisdiction of the Louisiana Public Service Commission (the "LPSC").

    As a result, EGS requested that the LPSC allow it to restructure into two vertically integrated entities pursuant to a jurisdictional separation, one operating in Texas, EGS-Texas, and the other operating in Louisiana, EGS-Louisiana, and the LPSC has found that such restructuring has benefits to its respective ratepayers.

    Pursuant to and in accordance with Order No. U-21453, U-20925, and U-22095 (Subdocket J) issued by the LPSC on January 31, 2007 (the "Order"), EGS entered into a Plan of Merger of Entergy Gulf States, Inc., dated effective as of December 31, 2007, 1:00 p.m. Central Standard Time (the "Plan of Merger"), whereby, in accordance with Article 1.02.A (18)(a) and Article 5.01 of the Texas Business Corporation Act (the "Act"), EGS divided into a surviving corporation, being EGS renamed as "Entergy Gulf States Louisiana, Inc.", and a new Texas corporation, being ETI (the "Jurisdictional Separation"). Pursuant to and in accordance with the Order, EGS-Louisiana will enter into an Agreement and Plan of Merger and Reorganization of Entergy Gulf States Louisiana, Inc. into Entergy Gulf States Louisiana, L.L.C. ("EGSL L.L.C.") dated effective as of December 31, 2007, whereby and in accordance with Article 1.02.A(18)(b) and 5.01 of the Act and Section 1360 of the Louisiana Limited Liability Company Law, La. R. S. 13:1301 et seq., EGS-Louisiana will enter into a Certificate and Articles of Merger of Entergy Gulf States Louisiana, Inc. into Entergy Gulf States Louisiana, L.L.C. to be effective as of December 31, 2007, 4:00 p.m. Central Standard Time, pursuant to which EGSL L.L.C. will be the sole survivor (the "LA Merger").

  In accordance with the Jurisdictional Separation:

      EGS-Louisiana is liable for the obligations of EGS on the Outstanding Debt;
      ETI is not liable on the Outstanding Debt;
      ETI has been allocated certain transmission, distribution and generation assets located in Texas and an undivided interest in certain generation assets located in Louisiana; and
      Upon the effectiveness of the LA Merger, EGSL L.L.C. will become the successor hereto to EGS-Louisiana.

9. As compensation to Mortgagee for the allocation of assets to Mortgagor described in the preceding Recital 8.(d), and notwithstanding the sole liability of Mortgagee on the Outstanding Debt resulting from the Jurisdictional Separation, Mortgagor assumed certain liabilities of EGS-Louisiana on the Outstanding Debt on the terms and to the extent set forth in the Debt Assumption Agreement entered into between Mortgagor and Mortgagee, dated December 31, 2007 (the "Assumption Agreement").

10. To secure the payment and performance of all of the obligations of Mortgagor to Mortgagee under the Assumption Agreement and the obligations of Mortgagor set forth in this Mortgage (collectively the "Obligations"), but not to secure the obligations of Mortgagor to the trustee for, or the holders of, Outstanding Debt pursuant to the instruments of assumption delivered pursuant to the Assumption Agreement, and for and in consideration of the premises and of the mutual covenants herein contained, and for valuable considerations, the receipt whereof is hereby acknowledged, Mortgagor has executed and delivered this Mortgage and Security Agreement, and by these presents does specially mortgage, hypothecate and affect unto the Mortgagee, its successors and assigns, and grants Mortgagee a security interest in the following property, rights, privileges and franchises hereinafter described (together the "Mortgaged Property"):

GRANTING CLAUSE

All the property, immovable, movable, tangible or intangible (other than excepted property as hereinafter defined) which is described in the Schedule B attached hereto.

CLAUSE I.

PROPERTIES EXCEPTED.

There is, however, expressly excepted and excluded from the lien and operation of this Mortgage all "Excepted Property" defined as follows:

(a) All property that was released of record from or not subject to the lien of the Indenture of Mortgage by and between Gulf States Utilities Company (now Entergy Gulf States, Inc.) and The Chase National Bank of the City of New York (The Bank of New York, successor Trustee) dated as of September 1, 1926 (as restated, amended and supplemented, the "EGS Mortgage") prior to December 25, 2007;

(b) All cash on hand and in banks, all contracts, all shares of stock, bonds, notes, evidences of indebtedness and other securities; and bills, notes and accounts receivable, conditional sales contracts or agreements and appliance rental or lease agreements;

(c) All goods, wares, merchandise, appliances, materials and supplies, manufactured, produced, purchased or acquired for the purpose of sale or lease in the ordinary course of business; and oil, coal and other minerals and other products, fuel, materials, stores and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of Mortgagor;

(d) All oil, gas, coal and other minerals, if any, lying or being within or under any land subject to the lien of this Mortgage;

(e) Office furniture, equipment and supplies;

(f) Aircraft, automobiles, trucks and similar vehicles, together with all equipment necessary to the operation and maintenance thereof;

(g) The last day of the term of each leasehold estate (oral or written, and/or any agreement therefore) now or hereafter enjoyed by Mortgagor, and whether falling within a general or particular description of property herein;

(h) All other property which for some reason (other than that the same constitutes Excepted Property under the preceding paragraphs (a) to (g), inclusive) does not fall within the definition of Bondable Property.

The term "Bondable Property" shall mean and comprise any property now owned by Mortgagor, located in the State of Louisiana, which is used by or useful to Mortgagor in the business of furnishing, transmitting, generating, or distributing electricity, for heat, light, power or other uses, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, transmitting, supplying, distributing, generating, and/or disposing of electricity, together with betterments, improvements, additions, repairs, replacements, or alterations, of, upon and to such property of Mortgagor and equipment and appliances installed as a part of the operating property of Mortgagor; provided that such property shall be property which Mortgagor under its charter and all applicable laws shall be lawfully authorized to own and use in the business in connection with which such property is used or to be used by it.

Except as otherwise provided in this Instrument, the Mortgaged Property to remain so specially mortgaged, affected and hypothecated unto and in favor of Mortgagee until the satisfaction of all Obligations and a written cancellation of this Instrument signed by Mortgagee, Mortgagor being hereby obligated, except as otherwise provided in this Instrument, not to sell, alienate, deteriorate or otherwise encumber the Mortgaged Property to the prejudice of this Instrument, and not to permit or suffer the same to be so sold, alienated, deteriorated or encumbered.

CLAUSE II.

COVENANT AND OTHER PROVISIONS.

  Further Assurances

  (a) Mortgagor and Mortgagee each shall execute, acknowledge and deliver, from time to time promptly after request therefor, such further documents, including supplements to the Mortgage more specifically describing the Mortgaged Property, as Mortgagee may reasonably require to accomplish the purposes of this Mortgage (collectively, the "Further Documents").

  (b) Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time promptly after request therefor, shall, at its expense, cause this Mortgage and each Further Document to be filed, registered or recorded, and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the lien and estate of this Mortgage upon and in the Mortgaged Property.

  (c) Mortgagor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees, and all expenses incident to the execution, delivery and acknowledgement of this Mortgage and each Further Document, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recordation of this Mortgage and each Further Document.

  (d) Mortgagor shall keep or cause to be kept, all the property insured to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties. Mortgagor also will maintain the condition of the Mortgaged Property in accordance with good business practices. Mortgagor will pay all taxes that are levied against the Mortgaged Property. Mortgagor will maintain the Mortgaged Property in compliance with applicable material environmental laws, rules, and regulations.

  Creation of Other Liens

Except for Permitted Encumbrances (as hereinafter defined), Mortgagor shall not create or suffer to be created any mortgage, lien, charge or encumbrance upon the Mortgaged Property or any part thereof prior to or on a parity with the lien of this Mortgage, without the consent of Mortgagee, which may be granted or withheld in Mortgagee's sole discretion. "Permitted Encumbrances" shall mean:

(a) Liens for taxes, assessments, or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; and liens for taxes, assessments or governmental charges already delinquent, but whose validity is at the time being contested in good faith by Mortgagor;

(b) Liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount;

(c) Liens, securing obligations neither assumed by Mortgagor nor on account of which it customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by Mortgagor, upon real property or rights in or relating to real property acquired by Mortgagor for substation or transmission, distribution or other right-of-way purposes;

(d) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract, ordinance, or statute to purchase, or designate a purchaser of or order the sale of, any property of Mortgagor upon payment of reasonable compensation therefore, or to terminate any franchise, license or other rights or to regulate the property and business of Mortgagor;

(e) The lien of judgments covered by insurance or if not so covered not exceeding at any one time $50,000 in aggregate amount;

(f) Easements or reservations in respect of any property of Mortgagor conveyed herein for the purpose of rights-of-way, including pole, pipe and gas transmission and distribution lines, and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), which in the opinion of counsel (at the time of the acquisition of the property affected or subsequently) will not interfere with the proper operation and development of the property affected thereby;

(g) Any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with Mortgagee or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to Mortgagee or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

(h) Any lien reserved as security for rent or for compliance with other provisions of the lease in the case of any leasehold estate; and

    Any exceptions, reservations and other matters described in Schedule B hereof, or in any recorded deeds or other instruments, whereunder Mortgagor acquired any of such properties, and subject to which exceptions, reservations and other matter, the properties described therein are expressly conveyed and mortgaged to Mortgagee hereunder.

  Remedies, Etc.

(a) If an Event of Default (as defined in and arising under the Assumption Agreement) has occurred and is continuing, Mortgagee may, by written notice to Mortgagor, declare the Obligations to be immediately due and payable, whereupon the same shall become and be immediately due and payable without protest, presentment, notice or demand, or other formalities of any kind, all of which are expressly waived by Mortgagor and Mortgagee may, to the extent permitted by law, exercise any right or remedy available to it under this Instrument and do any one or more of the following:

(i) enter and take possession of the Mortgaged Property or any part of either thereof, exclude Mortgagor wholly or partly therefrom, and upon such entry, from time to time at the expense of Mortgagor, make all such repairs, replacements, alterations, additions or improvements to the Mortgaged Property or any part thereof as Mortgagee may reasonably deem proper, and, whether or not Mortgagee has so entered and taken possession of the Mortgaged Property or any part thereof, collect and receive all the rents, revenues, issues, income and profits thereof and apply the same, to the extent permitted by law, to the payment of all expenses that Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Obligations until the same are repaid in full; and

(ii) personally or, to the extent permitted by law, by agents, with or without entry, if Mortgagee deems it advisable:

(x) sell the Mortgaged Property or any part thereof to the highest bidder at public auction at a sale or sales held at such place and time and upon such notice or otherwise in such manner as may be required by law, or in the absence of any such requirement, as Mortgagee may deem appropriate, and from time to time adjourn such sale by announcement at the time and place specified for such sale or for such adjourned sale or sales without further notice except such as may be required by law; and
(y) proceed to protect and enforce its rights under this Mortgage by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Mortgage and the sale of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right or rights as Mortgagee may deem most effectual for such purpose.

    If Mortgagor fails to perform any of the covenants or agreements of Mortgagor under this Mortgage, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same after 15 days' notice to Mortgagor, and the amount or cost thereof, with interest at the rate of 12% per annum, shall immediately be due from Mortgagor to Mortgagee. Mortgagor hereby grants Mortgagee an irrevocable power of attorney, coupled with an interest, for that purpose. Any such amounts or costs paid by Mortgagee, together with interest, shall be added to the Obligations and shall be secured by this Mortgage. No payment or advance of money by Mortgagee under this paragraph shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

    Pursuant to the provisions of Louisiana Revised Statutes, Title 9, Section 5136, et seq., Mortgagor and Mortgagee hereby covenant and agree that Mortgagee shall have the right to designate a keeper of the Mortgaged Property at the time any seizure of the Mortgaged Property is effected and that Mortgagee may designate itself or its employees, agents or independent contractors as such keeper.

  Foreclosure.

  If an Event of Default occurs, Mortgagee may cause the Mortgaged Property, or any part thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor or placing Mortgagor in default, all of which are expressly waived.

  For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee up to the full amount of the Obligations, in principal, interest, costs, expenses and attorneys' fees. To the extent permitted under applicable Louisiana law, Mortgagor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' notice delay as provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

  Should it become necessary for Mortgagee to foreclose under this Mortgage all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

  Application of Proceeds.

At the election of Mortgagee, the proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage shall be applied:

(a) first to the payment of (i) all costs and expenses of such sale, including attorneys' fees, in the court of original jurisdiction and in any appellate proceedings, and (ii) all charges, expenses and advances incurred or made by Mortgagee in order to protect the lien of this Mortgage or the security afforded thereby;

(b) then to the payment of all other Obligations; and

(c) any surplus remaining to be paid to Mortgagor or to whosoever may be lawfully entitled to receive the same.

6. Disposition and Release of Mortgaged Property.

(a) Releases of Mortgaged Property: Unless and until Mortgagor has paid and otherwise satisfied all of the Obligations, Mortgagor shall not sell, lease, transfer or otherwise dispose of all of substantially all of the Mortgaged Property. Notwithstanding the preceding sentence, however, Mortgagor shall have the right, at any time and up to three times before the Obligations have been satisfied, to obtain the release of any part of the Mortgaged Property, and Mortgagee shall release such part of the Mortgaged Property from the lien and security interest of this Mortgage, upon delivery to Mortgagee of a certificate signed by an officer of Mortgagor:

(i) describing the part of the Mortgaged Property to be released;

(ii) requesting such release;

(iii) certifying that the principal amount of the Outstanding Debt that Mortgagor is then obligated to pay pursuant to the Assumption Agreement, and for the payment of which Mortgagor has not caused sufficient moneys to be irrevocably deposited by Mortgagor with the trustee or paying agent for such Outstanding Debt, will be less than 60% of the net book value of the Mortgaged Property remaining subject to the lien of this Mortgage immediately after such release, and

(iv) certifying that no Event of Default has occurred and is continuing

Upon such release, such part of the Mortgaged Property shall cease to be Mortgaged Property. Mortgagee shall from time to time, upon written request of Mortgagor, execute any release and/or consent requested to confirm any action taken by Mortgagor pursuant to this subsection, but only upon receipt of a certificate signed by an officer of Mortgagor that the execution of such release and/or consent is appropriate to confirm any release pursuant to this subsection.

(b) Dispositions of Obsolete Property: Mortgagor may at any time and from time to time, without any release or consent by Mortgagee:

(i) sell, exchange or otherwise dispose of, free from the lien and security interest of this Mortgage, any part of the Mortgaged Property, which, in the opinion of Mortgagor, has become worn out, unserviceable, undesirable or unnecessary in the conduct of its business;

(ii) demolish, dismantle, tear down, abandon or surrender any part of the Mortgaged Property which, in the opinion of Mortgagor, has become worn out, unserviceable, undesirable or unnecessary in the conduct of its business;

Upon such action, such part of the Mortgaged Property shall cease to be Mortgaged Property. Mortgagee shall from time to time, upon written request of Mortgagor, execute any release and/or consent requested to confirm any action taken by Mortgagor pursuant to this subsection, but only upon receipt of a certificate signed by an officer of Mortgagor that the execution of such release and/or consent is appropriate to confirm any action taken by Mortgagor pursuant to this subsection.

(c) Dispositions of or Changes to Franchises and Other Rights: Mortgagor may at any time and from time to time, without any release or consent by Mortgagee:

(i) abandon, terminate, cancel, release or make changes in, alterations of or substitutions for any and all easements or right of way grants, franchises, licenses, consents, permits, leases or other rights in respect of any Mortgaged Property, provided that such action is, in the opinion of Mortgagor, necessary, desirable or advisable in the conduct of its business;

(ii) grant or convey rights-of-way, easements, licenses, permits, leases or other rights over or in respect of any Mortgaged Property, provided that such grant or conveyance will not, in the opinion of Mortgagor, materially impair the usefulness of such property in the conduct of its business.

(d) Minor Dispositions of Mortgaged Property: Mortgagor may also at any time and from time to time, without any release or consent by Mortgagee, sell, exchange, or otherwise dispose of any part of the Mortgaged Property free of the lien and security interest of this Mortgage provided that

(i) the aggregate net book value of the Mortgaged Property sold, exchanged or otherwise disposed of pursuant to this subsection in any one calendar year shall not exceed 10% of the net book value of the Mortgaged Property at the beginning of such calendar year,

(ii) the principal amount of the Outstanding Debt that Mortgagor is then obligated to pay pursuant to the Assumption Agreement, and for the payment of which Mortgagor has not caused sufficient moneys to be irrevocably deposited with the trustee or paying agent for such Outstanding Debt, will be less than 60% of the net book value of the Mortgaged Property remaining subject to the lien of this Mortgage immediately after such sale, exchange or disposition, and

(iii) no Event of Default has occurred and is continuing.

Upon such sale, exchange or other disposition, such part of the Mortgaged Property shall cease to be Mortgaged Property. Mortgagee shall from time to time, upon written request of Mortgagor, execute any release and/or consent requested to confirm any action taken by Mortgagor pursuant to this subsection, but only upon receipt of a certificate signed by an officer of Mortgagor that the execution of such release and/or consent is appropriate to confirm any action taken by Mortgagor pursuant to this subsection.

(e) Release upon Payment: Upon satisfaction of all Obligations, Mortgagee shall, upon written request of Mortgagor, release all Mortgaged Property, cancel and/or discharge this Mortgage and/or execute any satisfaction piece, cancellation or other document requested to evidence or confirm such release and/or discharge.

7. Security Agreement.

This Mortgage shall constitute a Security Agreement and a "fixture filing" within the meaning of the Uniform Commercial Code of the State of Louisiana, i.e., Chapter 9 of the Louisiana Commercial Laws, Uniform Commercial Code-Secured Transactions, La. R.S. 10:9-101 et seq., (the "LAUCC") with respect to the portion of Mortgaged Property which constitutes personal property (the "Personal Property"), as the same may be in effect from time to time. Mortgagor hereby grants to Mortgagee a security interest in and to the personal property for the benefit of Mortgagee to secure the Obligations. Mortgagor irrevocably authorizes Mortgagee to file financing and continuation statements and other instruments with respect to the Personal Property without the signatures of Mortgagor whenever lawful and, upon request, Mortgagor shall also promptly execute financing and continuation statements and other instruments in form satisfactory to Mortgagee to further evidence, perfect and secure Mortgagee's interest in the Personal Property, and shall pay, or at Mortgagee's election shall reimburse Mortgagee for, all filing fees in connection therewith, and any such payments by Mortgagee shall be secured by the lien of this Mortgage.

Upon the occurrence of an Event of Default, Mortgagee, pursuant to the LAUCC, as said LAUCC is currently constituted or may be hereafter amended, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply. To the extent permitted under the Uniform Commercial Code, Mortgagor waives all rights of redemption and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the Personal Property after the occurrence of an Event of Default and to all other rights and remedies of Mortgagor with respect thereto. In exercising its right to take possession of the Personal Property upon the occurrence of an Event of Default, Mortgagee may enter upon the Mortgaged Property without being guilty of trespass or any other wrong-doing, and without liability for damages thereby occasioned. To the extent any notice of sale or other disposition of the Personal Property is required and cannot be waived, in the event Mortgagee elects to proceed with respect to the Personal Property separately from the real property, Mortgagee need give no more than ten (10) days' notice of the sale of the Personal Property, which Mortgagor agrees to be commercially reasonable.

8. Right to Sue.

Mortgagee shall have the right from time to time to sue for any sums required to be paid by Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the Obligations may be, or may have become, due and without prejudice to the right of Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Event of Default existing at the time such earlier action was commenced.

9. Waivers by Mortgagor.

Mortgagor hereby waives and releases, to the fullest extent permitted by law, (a) all technical errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage, (b) all benefits that might accrue to Mortgagor by virtue of any present or future laws exempting the Mortgaged Property or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, (c) all notices not herein specifically required of Mortgagor's default or of Mortgagee's exercise, or election to exercise, any option under this Mortgage, (d) any other present or future law, regulation or judicial decision which provides for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property and (e) any and all rights and equities of redemption from sale under the power of sale created under this Mortgage or from sale under any order or decree of foreclosure of this Mortgage and all notice or notices of seizure.

  No Waiver.

  No failure to exercise, no delay in exercising and no course of dealing with respect to, any power, remedy or right hereunder by Mortgagee shall operate as a waiver thereof, nor shall any single or partial exercise by Mortgagee of any power, remedy or right hereunder preclude any other or further exercise thereof or the exercise of any other power, remedy or right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

  Powers of Mortgagee.

  Mortgagee may at any time or from time to time renew or extend this Mortgage, or agree with Mortgagor to alter the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations as Mortgagee may determine without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority or the lien hereof on any part of the Mortgaged Property.

  Consent.

  If the consent or approval of Mortgagee is required hereunder and Mortgagee unreasonably withholds its consent or approval in violation of the express terms hereof or thereof, the sole remedy of Mortgagor shall be to commence an action for specific performance against Mortgagee. Mortgagee shall not have any liability to Mortgagor for damages, losses, costs or expenses arising out of Mortgagee's breach of any covenant or other legal obligation not unreasonably to withhold its consent or approval, unless Mortgagee acted in bad faith.

  Notices.

  All notices, demands, consents, approvals or other communications (collectively, "notices") which are permitted or required to be given by either party to the other hereunder shall be in writing and delivered personally or sent by Certified Mail, postage prepaid, Return Receipt Requested, or by overnight courier service. Notices shall be deemed given when so delivered personally, or if mailed by Certified Mail, three (3) business days after deposit with the United States Postal Service, or if sent by overnight courier service, upon receipt (except that the failure to accept delivery of notice shall cause the date of attempted personal delivery, the date of mailing or the date of deposit with an overnight courier service to be the date of receipt). All notices to Mortgagor shall be sent to Mortgagor at 350 Pine Street, Beaumont, TX 77701, Attention: President. All notices to Mortgagee shall be sent to 446 North Boulevard, Baton Rouge LA 70802-5717 Attention: President. Any party may by notice to the other(s) given in the manner provided herein designate a new address to which notices shall thereafter be delivered or mailed.

  Amendments.

  This Mortgage cannot be changed or discharged except by an agreement in writing, duly acknowledged and in form for recording, signed by the party against whom enforcement of such change or discharge is sought.

  Applicable Law.

  This Mortgage shall be governed by and construed in accordance with the laws of the State of Louisiana, except to the extent the laws of another states shall be applicable.

  Louisiana Terms.

  As used in this Mortgage, the terms "realty," "real property" and "real estate" shall be deemed to include immovable property; the term "fee estate" shall include full ownership; the term "personal property" shall be deemed to include movable property; the term "tangible property" shall be deemed to include corporeal property; the term "intangible property" shall be deemed to include incorporeal property; the term "easements" shall be deemed to include servitudes; the term "buildings" shall be deemed to include other constructions; the phrase "covenant running with the land" and other words of similar import shall be deemed to include a real right or a recorded lease of immovable property; the term "county" shall be deemed to mean parish and the term "joint and several liability" shall be deemed to include in solido liability. To the extent applicable, any powers of attorney and similar powers granted to Mortgagee in this Mortgage shall be deemed given pursuant to the provisions of La.R.S. 9:5388.

  Maximum Amount Secured; Mortgage Securing Present And Future Indebtedness.

  This Instrument secures the Obligations up to a maximum amount of $2,000,000,000 that may be outstanding at any time and from time to time. This Instrument is granted pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Obligations that may now be existing and/or that may arise in the future as provided herein up to the maximum amount secured hereby, with the preferences and priorities provided under applicable Louisiana law. No note has been paraphed for identification with this Mortgage.

  Rules of Construction.

This Mortgage shall be construed without regard to any presumption or other rule requiring construction against the party causing this Mortgage to be drafted. If any words or phrases in this Mortgage have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Mortgage shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Mortgage and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Mortgage, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require.

The parties to this Instrument hereby waive the production of mortgage, conveyance, tax, paving, assignment of accounts receivable and other certificates and relieve and release the Notary before whom this Instrument was passed from all responsibilities and liabilities in connection therewith.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
THE NEXT PAGE OF THIS DOCUMENT IS PAGE S-1

THUS DONE AND PASSED, on the day, month and year first written above, in the State and County/Parish aforesaid, by the undersigned Mortgagor in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

WITNESSES:                                                                             MORTGAGOR:
/s/ Daniel Roark                                                                           ENTERGY TEXAS, INC.,
Name: Daniel Roark                                                                     a Texas corporation

                                                                                                    By: /s/ Steven Neinast
/s/ Christine Sweeney                                                                   Name: Steven Neinast
Name: Christine Sweeney                                                             Title: Vice President

Pamela Jo Mitchell
NOTARY PUBLIC

My commission expires October 22, 2010

SCHEDULE "A"

OUTSTANDING DEBT

I. Indenture of Mortgage dated September 1, 1926, between Entergy Gulf States, In. (successor to Gulf States Utilities Company) and The Bank of New York (successor to The Chase National Bank of the City of New York), as supplemented and modified.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
First Mortgage Bonds, 6% Series due December 1, 2012	$140	$64.760
First Mortgage Bonds, 3.6% Series due June 1, 2008	$325	$150.337
First Mortgage Bonds, 6.2% Series due July 1, 2033	$240	$111.018
First Mortgage Bonds, 5.25% Series due August 1, 2015	$200	$92.515
First Mortgage Bonds, 4 7/8% Series due November 1, 2011	$200	$92.515
First Mortgage Bonds, Floating Rate Series due December 1, 2009	$219.470	$101.521
First Mortgage Bonds, 5.60% Series due December 1, 2014	$ 50	$23.129
First Mortgage Bonds, 6.18% Series due March 1, 2035	$ 85	$39.319
First Mortgage Bonds, 5.70% Series due June 1, 2015	$200	$92.515
First Mortgage Bonds, 5.12% Series due August 1, 2010	$100	$46.257
First Mortgage Bonds, Floating Rate Series due December 8, 2008	$350	$161.901

II. (a) Sublease Agreement between Parish of West Feliciana, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc. (successor to Gulf States Utilities Company), dated as of November 1, 1985.

(b) Indenture of Trust and Pledge, dated as of November 1, 1985, between the Issuer and The Bank of New York (as successor to Irving Trust Company).

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Variable Rate Demand Pollution Control Revenue Bonds (Gulf States Utilities Company Project) Series 1985-C	$39	$22.665

III. (a) Sublease Agreement between Parish of West Feliciana, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc. (successor to Gulf States Utilities Company), dated as of December 1, 1985.

(b) Indenture of Trust and Pledge, dated as of December 1, 1985, between the Issuer and the Bank of New York (as successor to Irving Trust Company).

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Variable Rate Demand Pollution Control Revenue Bonds (Gulf States Utilities Company Project) Series 1985-D	$28.4	$13.135

IV. (a) Sublease Agreement between Parish of West Feliciana, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc. (successor to Gulf States Utilities Company), dated as of April 1, 1986.

(b) Indenture of Trust and Pledge, dated as of April 1, 1986, between the Issuer and The Bank of New York (as successor to Irving Trust Company).

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Multiple Rate Demand Pollution Control Revenue Bonds (Gulf States Utilities Company Project) Series 1986	$20	$9.250

V. (a) Sublease Agreement between the Industrial Development Board of the Parish of Calcasieu, Inc. (the "Issuer") and Entergy Gulf States, Inc. (successor to Gulf States Utilities Company), dated as of December 1, 1974 as supplemented by Third Supplemental Sublease Agreement between the Issuer and the Company, dated as of August 1, 1992.

(b) Indenture of Trust and Pledge, dated as of December 1, 1974, between the Issuer and The Bank of New York (as successor to Hibernia National Bank), as trustee (the "Trustee"), as supplemented by Third Supplemental Indenture of Trust and Pledge dated as of August 1, 1992 between the Issuer and the Trustee.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Pollution Control Revenue Refunding Bonds (Gulf States Utilities Company Project) Series 1992	$48.285	$22.335

VI. (a) Sublease Agreement between Parish of Pointe Coupee, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc. (successor to Gulf States Utilities Company) (the "Company"), dated as of March 1, 1983, as supplemented by First Sublease Supplemental Agreement dated as of January 1, 1993, between the Issuer and the Company.

(b) Indenture of Trust and Pledge, dated as of March 1, 1983, between the Issuer and Hancock Bank of Louisiana, (as successor to American Bank and Trust Company), as trustee (the "Trustee"), as supplemented by First Supplemental Indenture of Trust and Pledge dated as of January 1, 1993 between the Issuer and the Trustee.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Pollution Control Revenue Refunding Bonds (Gulf States Utilities Company Project) Series 1993	$17.450	$8.070

VII. (a) Refunding Agreement between Parish of Iberville, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc., dated as of May 1, 1998.

(b) Trust Indenture, dated as of May 1, 1998, between the Issuer and Hancock Bank of Louisiana.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Pollution Control Revenue Refunding Bonds (Entergy Gulf States, Inc. Project) Series 1998	$21.6	$9.990

VIII. (a) Refunding Agreement between the Industrial Development Board of the Parish of Calcasieu, Inc. and Entergy Gulf States, Inc., dated as of May 1, 1998.

(b) Trust Indenture, dated as of May 1, 1998, between the Issuer and The Bank of New York.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Pollution Control Revenue Refunding Bonds (Entergy Gulf States, Inc. Project) Series 1999	$22.095	$10.220

IX. (a) Refunding Agreement between Parish of West Feliciana, State of Louisiana (the "Issuer") and Entergy Gulf States, Inc., dated as of September 1, 1999.

(b) Trust Indenture, dated as of September 1, 1999, between the Issuer and The Bank of New York.

Name of Series	Outstanding Amount (Millions)	Assumed Amount (Millions)	Redemption Date
Pollution Control Revenue Refunding Bonds (Entergy Gulf States, Inc. Project) Series 1999-B	$40	$18.505

SCHEDULE "B"

I. Nelson Coal Unit #6: the undivided ownership interests of ETI set forth below in the tracts of land described as Tract 1 Class "A," Tract 2 Class "A," Tract 3 Class "A," Tract 4 Class "B," Tract 5 Class "B," Tract 6 Class "B," Tract 7 Class "B," Tract 8 Class "B," Tract 9 Class "B," Tract 10 Class "C," Tract 11 Class "C," and Tract 12 Class "C," being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, also being a part of that certain 1,288.12 acre tract of land purchased by Gulf States Utilities Company from Krause and Managan Lumber Company, Ltd., which deed is dated August 31, 1956, and is recorded in Conveyance Book 625, Page 277, of the Deed Records of Calcasieu Parish, Louisiana, and a part of that certain 13.34 acre tract of land purchased by Gulf States Utilities Company from Ira B. Garrett, et al, which deed is dated September 27, 1957, and is recorded in Conveyance Book 651, Page 81, of the Deed Records of Calcasieu Parish, Louisiana:

A. The undivided twenty-nine and 75/100 percent (29.75%) ownership interest of ETI in Tract 1 Class "A," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS in "Nelson Coal Unit # 6,"as defined in the Joint Ownership, Participation and Operating Agreement, Nelson Station Coal Unit No. 6, by and between EGS (formerly named Gulf States Utilities Company), Sam Rayburn Municipal Power Agency and Sam Rayburn G&T, Inc., dated June 6, 1980, as amended from time to time (the "Nelson No. 6 JOPOA"), recorded in the office of the Clerk of Court of Calcasieu Parish, Louisiana, on June 29, 1982 under File No. 1714883, in COB 1693, page 563. Tract 1 Class "A" is more fully described as follows:

Tract 1 Class "A"

A certain tract or parcel of land containing 1.52 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 1.52 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 85E 55' 53" E, 2,245.08 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,452.00, E 9,553.00;

Thence Grid Bearing East 151.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,452.00, E 9,704.50;

Thence Grid Bearing South 154.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,298.00, E 9,704.50;

Thence Grid Bearing East 18.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,298.00, E 9,723.00;

Thence Grid Bearing North 82.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,380.00, E 9,723.00;

Thence Grid Bearing East 21.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,380.00, E 9,744.00;

Thence Grid Bearing South 270.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,109.50, E 9,744.00;

Thence Grid Bearing West 225.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,109.50, E 9,518.50;

Thence Grid Bearing North 145.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,254.50, E 9,518.50;

Thence Grid Bearing East 34.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,254.50, E 9,553.00;

Thence Grid Bearing North 197.50 feet to a Point of Beginning and containing 1.52 acres of land, more or less.

Being the same property described as Tract 1 Class "A" in the Nelson No. 6 JOPOA and in that certain Confirmation of Ownership dated June 29, 1982 by and between Entergy Gulf States, Inc., Sam Rayburn Municipal Power Agency and Sam Rayburn G&T, Inc., recorded in the office of the Clerk of Court of Calcasieu Parish, Louisiana, on June 29, 1982 under File No. 1714884 in COB 1693, page 760 (the "Confirmation of Ownership").

B. The undivided twenty-nine and 75/100 percent (29.75%) ownership interest of ETI Inc. in Tract 2 Class "A," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS in Nelson Coal Unit # 6. Tract 2 Class "A is more fully described as follows:

Tract 2 Class "A"

A certain tract or parcel of land containing 0.85 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.85 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 87E 09' .08" E, 2,200.64 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,720.70, E 9,511.5;

Thence Grid Bearing East 224.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,720.70, E 9,735.50;

Thence Grid Bearing South 166.20 feet to a point of which Gulf States Utilities Company's coordinates are N 12,554.50, E 9,735.50;

Thence Grid Bearing West 224.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,554.50, E 9,511.5;

Thence Grid Bearing North 166.20 feet to a Point of Beginning and containing 0.85 acres of land, more or less.

Being the same property described as Tract 2 Class "A" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

C. The undivided twenty-nine and 75/100 percent (29.75%) ownership interest of ETI in Tract 3 Class "A," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of ETI in Nelson Coal Unit # 6. Tract 3 Class "A is more fully described as follows:

Tract 3 Class "A"

A certain tract or parcel of land containing 1.31 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 1.31 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 75E 08' 45" E, 2,245.71 feet to a point of which Gulf States Utilities Company's coordinates are N 13,187.00, E 9,484.00, said point being the center of a circle with a radius of 135.00 feet and containing 1.31 acres of land, more or less.

Being the same property described as Tract 3 Class "A" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

D. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI Inc. in Tract 4 Class "B," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 4 Class "B." Tract 4 Class "B" is more fully described as follows:

Tract 4 Class "B"

A certain tract or parcel of land containing 0.46 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.46 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 72E 24' 55.4" E, 2,142.54 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 11,964.00, E 9,356.00;

Thence Grid Bearing East 100.00 feet to a point of which Gulf States Utilities Company's coordinates are N 11,964.00, E 9,456.00;

Thence Grid Bearing South 200.00 feet to a point of which Gulf States Utilities Company's coordinates are N 11,764.00, E 9,456.00;

Thence Grid Bearing West 100.00 feet to a point of which Gulf States Utilities Company's coordinates are N 11,764.00, E 9,356.00;

Thence Grid Bearing North 200 feet to a Point of Beginning and containing 0.46 acres of land, more or less.

Being the same property described as Tract 4 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

E. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI in Tract 5 Class "B," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 5 Class "B." Tract 5 Class "B" is more fully described as follows:

Tract 5 Class "B"

A certain tract or parcel of land containing 0.78 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.78 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 81E 09' 09.9" E, 2820.98 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,177.42, E 10,101.00;

Thence Grid Bearing East 229.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,177.42, E 10,330.00;

Thence Grid Bearing South 147.42 feet to a point of which Gulf States Utilities Company's coordinates are N 12,030.00, E 10,330.00;

Thence Grid Bearing West 229.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,030.00, E 10,101.00;

Thence Grid Bearing North 147.42 feet to Point of Beginning and containing 0.78 acres of land, more or less.

Being the same property described as Tract 5 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

F. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI in Tract 6 Class "B," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 6 Class "B." Tract 6 Class "B" is more fully described as follows:

Tract 6 Class "B"

A certain tract or parcel of land containing 0.09 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.09 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 85E 30' 26.8" E, 2402.8 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,799.50, E 9,709.00;

Thence Grid Bearing N 45E 00' 00" E, 28.99 feet to a point of which Gulf States Utilities Company's coordinates are N 12,820.00, E 9,729.50;

Thence Grid Bearing East 29.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,820.00, E 9,758.00;

Thence Grid Bearing S 45E 00' 00" E, 28.99 feet to point of which Gulf States Utilities Company's coordinates are N 12,799.50, E 9,779.00;

Thence Grid Bearing South 29.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,770.50, E 9,779.00;

Thence Grid Bearing S 45E 00' 00" W, 28.99 feet to point of which Gulf States Utilities Company's coordinates are N 12,750.00, E 9,758.50;

Thence Grid Bearing West 29.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,750.00, E 9,729.50;

Thence Grid Bearing N 45E 00' 00" W, 28.99 feet to point of which Gulf States Utilities Company's coordinates are N 12,770.50, E 9,709.00;

Thence Grid Bearing North 29.00 feet to a Point of Beginning and containing 0.09 acres of land, more or less.

Being the same property described as Tract 6 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

G. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI in Tract 7 Class "B," which undivided ownership interest consists of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 7 Class "B." Tract 7 Class "B" is more fully described as follows:

Tract 7 Class "B"

A certain tract or parcel of land containing 0.54 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.54 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 77E 49' 41.5" E, 2142.54 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,170.00, E 9,359.50;

Thence Grid Bearing East 65.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,170.00, E 9,425.00;

Thence Grid Bearing South 170.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,000.00, E 9,425.00;

Thence Grid Bearing West 172.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,000.00, E 9,253.00;

Thence Grid Bearing North 63.5 feet to a point of which Gulf States Utilities Company's coordinates are N 12,063.00, E 9,253.00;

Thence Grid Bearing N 45E 00' 00" E, 150.61 feet to Point of Beginning and containing 0.54 acres of land, more or less.

Being the same property described as Tract 7 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

H. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI in Tract 8 Class "B," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 8 Class "B." Tract 8 Class "B" is more fully described as follows:

Tract 8 Class "B"

A certain tract or parcel of land containing 0.02 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.02 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 78E 22' 40.7" E, 2215.34 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,165.00, E 9,483.50;

Thence Grid Bearing East 35.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,165.00, E 9,518.50;

Thence Grid Bearing South 25.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,140.00, E 9,518.50;

Thence Grid Bearing West 35.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,140.00, E 9,483.50;

Thence Grid Bearing North 25.00 feet to Point of Beginning and containing 0.02 acres of land, more or less.

Being the same property described as Tract 8 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

I. The undivided fourteen and 875/1000 percent (14.875%) ownership interest of ETI in Tract 9 Class "B," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided fifty percent (50.00%) ownership interest of Nelson Coal Unit # 6 in Tract 9 Class "B." Tract 9 Class "B" is more fully described as follows:

Tract 9 Class "B"

A certain tract or parcel of land containing 2.46 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 2.46 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 71E 30' 47.4" E, 1033.44 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 12,938.98, E 8,293.69;

Thence Grid Bearing N 55E 21' 52.3" E, 24.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,952.62, E 8,313.44;

Thence Grid Bearing S 34E 22' 06.3" E, 60.06 feet to a point of which Gulf States Utilities Company's coordinates are N 12,903.05, E 8,347.34;

Thence Grid Bearing N 55E 37' 54.1" E, 36.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,923.37, E 8,377.06;

Thence Grid Bearing S 34E 22' 05.9" E, 300.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,675.74, E 8,546.41;

Thence Grid Bearing S 55E 37' 54.1" W, 33.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,657.11, E 8,519.17;

Thence Grid Bearing S 34E 22' 05.9" W, 30.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,632.35, E 8,536.11;

Thence Grid Bearing S 55E 37' 54.1" W, 8.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,627.84, E 8,529.50;

Thence Grid Bearing S 34E 22' 05.9" E, 388.69 feet to a point of which Gulf States Utilities Company's coordinates are N 12,307.00, E 8,748.92;

Thence Grid Bearing East 804.07 feet to a point of which Gulf States Utilities Company's coordinates are N 12,307.00, E 9,553.00;

Thence Grid Bearing South 52.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,254.50, E 9,553.00;

Thence Grid Bearing West 34.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,254.50, E 9,518.50;

Thence Grid Bearing South 1.50 feet to a point of which Gulf States Utilities Company's coordinates are N 12,253.00, E 9,518.00;

Thence Grid Bearing West 681.84 feet to a point of which Gulf States Utilities Company's coordinates are N 12,253.00, E 8,836.66;

Thence Grid Bearing South 134.20 feet to a point of which Gulf States Utilities Company's coordinates are N 12,118.80, E 8,836.66;

Thence Grid Bearing East 19.34 feet to a point of which Gulf States Utilities Company's coordinates are N 12,118.80, E 8,856.00;

Thence Grid Bearing South 49.97 feet to a point of which Gulf States Utilities Company's coordinates are N 12,068.83, E 8,856.00;

Thence Grid Bearing West 152.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,068.83, E 8,704.00;

Thence Grid Bearing North 122.67 feet to a point of which Gulf States Utilities Company's coordinates are N 12,191.50, E 8,704.00;

Thence Grid Bearing East 53.31 feet to a point of which Gulf States Utilities Company's coordinates are N 12,191.50, E 8,757.31;

Thence Grid Bearing North 55.40 feet to a point of which Gulf States Utilities Company's coordinates are N 12,246.90, E 8,757.31;

Thence Grid Bearing N 34E 22' 05.9" W, 40.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,297.92, E 8,734.73;

Thence Grid Bearing N 55E 37' 54.1" E, 0.84 feet to a point of which Gulf States Utilities Company's coordinates are N 12,280.40, E 8,735.43;

Thence Grid Bearing N 59E 29' 19.5" W, 334.02 feet to a point of which Gulf States Utilities Company's coordinates are N 12,449.99, E 8,447.66;

Thence Grid Bearing S 30E 30' 40.5" W, 19.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,433.61, E 8,438.01;

Thence Grid Bearing N 59E 29' 19.5" W, 28.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,447.83, E 8,413.88;

Thence Grid Bearing N 30E 30' 40.5" E, 50.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,490.91, E 8,439.27;

Thence Grid Bearing S 59E 29' 19.5" E, 28.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,476.69, E 8,463.39;

Thence Grid Bearing S 30E 30' 40.5", 19.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,460.32, E 8,453.75;

Thence Grid Bearing S 59E 29' 19.5" E, 339.65 feet to a point of which Gulf States Utilities Company's coordinates are N 12,287.88, E 8,746.37;

Thence Grid Bearing N 55E 37' 54.1" E, 0.90 feet to a point of which Gulf States Utilities Company's coordinates are N 12,288.39, E 8,747.11;

Thence Grid Bearing N 34E 22' 06" W, 403.03 feet to a point of which Gulf States Utilities Company's coordinates are N 12,621.06, E 8,519.60;

Thence Grid Bearing S 55E 37' 54.1" W, 10.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,615.42, E 8,511.34;

Thence Grid Bearing N 34E 22' 05.9" W, 30.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,640.18, E 8,494.41;

Thence Grid Bearing S 55E 37' 54.1" W, 33.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,621.55, E 8,467.17;

Thence Grid Bearing N 34E 22' 05.9" W, 300.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,869.18, E 8,297.82;

Thence Grid Bearing N 55E 37' 54.1" E, 36 feet to a point of which Gulf States Utilities Company's coordinates are N 12,889.50, E 8,327.53;

Thence Grid Bearing N 34E 22' 05.5" W, 59.94 feet to Point of Beginning and containing 2.46 acres of land, more or less.

Being the same property described as Tract 9 Class "B" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

J. The undivided eight and 925/1000 percent (8.925%) ownership interest of ETI in Tract 10 Class "C," which undivided ownership interest results from the allocation to ETI of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of Entergy Gulf States, Inc., as a co-owner of Nelson Coal Unit # 6, in the undivided thirty percent (30.00%) ownership interest of Nelson Coal Unit # 6 in Tract 10 Class "C." Tract 10 Class "C" is more fully described as follows:

Tract 10 Class "C"

A certain tract or parcel of land containing 0.56 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 0.56 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 29E 17' 59.5" E, 1060.36 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 13,536.00, E 7,832.50;

Thence Grid Bearing East 80.00 feet to a point of which Gulf States Utilities Company's coordinates are N 13,536.00, E 7,912.50;

Thence Grid Bearing South 12.00 feet to a point of which Gulf States Utilities Company's coordinates are N 13,524.00, E 7,912.50;

Thence Grid Bearing East 24.00 feet to a point of which Gulf States Utilities Company's coordinates are N 13,524.00, E 7,936.50;

Thence Grid Bearing South 25.69 feet to a point of which Gulf States Utilities Company's coordinates are N 13,498.30, E 7,936.50;

Thence Grid Bearing S 34E 38' 07.7" E, 627.21 feet to a point of which Gulf States Utilities Company's coordinates are N 12,982.24, E 8,292.98;

Thence Grid Bearing N 55E 21' 52.3" E, 6.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,985.65, E 8,297.92;

Thence Grid Bearing S 34E 38' 07.7" E, 36.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,956.03, E 8,318.38;

Thence Grid Bearing S 55E 21' 52.3" W, 36.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,935.57, E 8,288.76;

Thence Grid Bearing N 34E 38' 07.7" W, 7.14 feet to a point of which Gulf States Utilities Company's coordinates are N 12,941.45, E 8,284.70;

Thence Grid Bearing S 55E 49' 30.4" W, 189.20 feet to a point of which Gulf States Utilities Company's coordinates are N 12,835.17, E 8,128.16;

Thence Grid Bearing N 34E 10' 29.6" W, 14.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,846.75, E 8,120.30;

Thence Grid Bearing N 55E 49' 30.4" E, 189.20 feet to a point of which Gulf States Utilities Company's coordinates are N 12,952.97, E 8,276.74;

Thence Grid Bearing N 55E 21' 52.3" E, 6.00 feet to a point of which Gulf States Utilities Company's coordinates are N 12,968.60, E 8,273.23;

Thence Grid Bearing N 34E 38' 07.7" W, 621.55 feet to a point of which Gulf States Utilities Company's coordinates are N 13,480.00, E 7,919.97;

Thence Grid Bearing West 87.47 feet to a point of which Gulf States Utilities Company's coordinates are N 13,480.00, E 7,832.50;

Thence Grid Bearing North 56.00 feet to Point of Beginning and containing 0.56 acres of land, more or less.

Being the same property described as Tract 10 Class "C" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

K. The undivided eight and 925/1000 percent (8.925%) ownership interest of ETI in Tract 11 Class "C," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of Entergy Gulf States, Inc., as a co-owner of Nelson Coal Unit # 6, in the undivided thirty percent (30.00%) ownership interest of Nelson Coal Unit # 6 in Tract 11 Class "C." Tract 11 Class "C" is more fully described as follows:

Tract 11 Class "C"

A certain tract or parcel of land containing 22.39 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 22.39 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing N 17E 44' 49.1" E, 775.62 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 13,350.00, E 7,550.00;

Thence Grid Bearing East 400.00 feet to a point of which Gulf States Utilities Company's coordinates are N 13,350.00, E 7,950.00;

Thence Grid Bearing South 440.47 feet to a point of which Gulf States Utilities Company's coordinates are N 12,909.50, E 7,950.00;

Thence Grid Bearing S 35E 21' 33" E, 881.29 feet to a point of which of which Gulf States Utilities Company's coordinates are N 12,190.81, E 8,460.00;

Thence Grid Bearing South 360.81 feet to a point of which Gulf States Utilities Company's coordinates are N 11,830.00, E 8,460.00;

Thence Grid Bearing West 910.00 feet to a point of which Gulf States Utilities Company's coordinates are N 11,830.00, E 7,550.00;

Thence Grid Bearing North 1,520.00 feet to Point of Beginning and containing 22.39 acres of land, more or less.

Being the same property described as Tract 11 Class "C" in the Nelson 6 JOPOA and in the Confirmation of Ownership.

L. The undivided ten and 19/100 percent (10.19%) ownership interest of ETI in Tract 12 Class "C," which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided seventy percent (70.00%) ownership interest of EGS, as a co-owner of Nelson Coal Unit # 6, in the undivided forty percent (40.00%) ownership interest of Nelson Coal Unit # 6 in Tract 12 Class "C." Tract 12 Class "C" is more fully described as follows:

Tract 12 Class "C"

A certain tract or parcel of land containing 52.58 acres of land and being a part of Section 16 and 17, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, said 52.58 acre tract of land being described as follows:

Beginning at a Gulf States Utilities Company concrete monument marking the common corner between Sections 8, 9, 16 and 17, Township 9 South, Range 9 West, said concrete monument having Gulf States Utilities Company's local grid coordinate values of N 12,611.29, E 7,313.58;

Thence Grid Bearing S 00E 24' 31" E, with the west line of said Section 16, 2,859.31 feet to Point of Beginning of which Gulf States Utilities Company's coordinates are N 9,752.00, E 7,333.30;

Thence Grid Bearing East 2,566.70 feet to a point of which Gulf States Utilities Company's coordinates are N 9,752.00, E 9,900.00;

Thence Grid Bearing South 602.00 feet to a point of which Gulf States Utilities Company's coordinates are N 9,150.00, E 9,900.00;

Thence Grid Bearing West 942.20 feet to a point of which Gulf States Utilities Company's coordinates are N 9,150.00, E 8,957.80;

Thence Grid Bearing S 23E 41' 21.5" W, 533.23 feet to a point of which Gulf States Utilities Company's coordinates are N 8,661.70, E 8,743.56;

Thence Grid Bearing S 89E 37' 06" W, 1,406.00 feet to a concrete monument of which Gulf States Utilities Company's coordinates are N 8,652.33, E 7,337.59;

Thence Grid Bearing N 0E 13' 08" W, 1,099.67 feet to a Point of Beginning and containing 52.58 acres of land, more or less.

Being the same property described as Tract 12 Class "C" in the Nelson No. 6 JOPOA and in the Confirmation of Ownership.

&#

  Big Cajun No. 2, Coal Unit # 3

  A. The undivided seventeen and 85/100 percent (17.85%) ownership interest of ETI in the following described property, which undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided forty-two percent (42.00%) ownership interest of EGS (formerly Gulf States Utilities Company) in the "Joint Facilities" of "Coal Unit 3" as each such term in defined in the Joint Ownership Participation and Operating Agreement, Big Cajun No. 2, Coal Unit # 3 by and between Cajun Electric Power Cooperative, Inc., Gulf States Utilities Company and Sam Rayburn G&T, dated as of November 14, 1980, as amended (the "Big Cajun JOPOA"):

  The Joint Facilities: A certain tract of land containing 10.54 acres, located in Section 4 and Section 5, Township 4 South-Range 11 East, Parish of Point Coupee, State of Louisiana, together with all buildings, structures, and improvements thereon, which said tract of land is more particularly described as follows:

  Begin at Northwest corner of Section 6, Township 4 South, Range 11 East, a 16" Ironwood tree as per survey by Alfred B. Williamson, Registered Surveyor No. 3959 Dated December 16, 1974; run North 1,631.49 feet, thence East 2,698.52 feet to a point "A" the Point of Beginning, thence North 18 degrees 32 minutes 7 seconds West 1,216.00 feet to Point "B", thence North 71 degrees 27 minutes 53 seconds East 380 feet to Point "C", thence South 18 degrees 32 minutes7 seconds East 845.0 feet to Point "D", thence South 71degrees, 27 minutes 53 seconds West 67.0 feet to Point "E", thence South 18 degrees 32 minutes 7 seconds East 44.0 feet to Point "F", thence North 71 degrees 27 minutes 53 seconds East 67.0 feet to Point "G", thence South 18 degrees 32 minutes 7 seconds 327.0 feet to Point "H", thence South 71 degrees 27 minutes 53 seconds West 380.0 feet to Point "A", the Point of Beginning. Traverse "A" to "H" containing 10.54 acres.

  All as more fully shown on a map entitled "Survey Showing 10.54 acre Tract in Sections 4 & 5 of T4S-R11E, Point Coupee Parish, Louisiana, by A. J. Brouillette, P.L.S., dated October 5, 1979, a copy of which is annexed as Exhibit "B" to the Big Cajun JOPOA, which in turn is found attached to that certain Act of Cash Sale dated April 22, 1981, between Cajun Electric Power Cooperative, Inc. and Gulf States Utilities Company registered in COB 206, page 5, Entry No. 2, of the records of Pointe Coupee Parish, Louisiana.

  B. The undivided five and 95/100 percent (5.95%) ownership interest of ETI in the "Common Facilities" for Coal Unit 3 as defined and described in the Big Cajun JOPOA and in that certain Act of Cash Sale by Cajun Electric Co-operative Power, Inc. to Gulf States Utilities Company, Inc. dated June 10, 1983, recorded in the public records of Pointe Coupee Parish, Louisiana in COB 249, Page 85, Entry No. 27, on June 14, 1983, which 5.95% undivided ownership interest results from the allocation to ETI in the Plan of Merger of an undivided forty-two and 50/100 percent (42.50%) ownership interest in the undivided fourteen percent (14.00%) of EGS in the Common Facilities.

  Other Property

A.

All right, title and interest of ETI in all personal or movable property, tangible or intangible (other than Excepted Property), of every kind, character and description, in Nelson Coal Unit # 6 and Big Cajun No. 2, Coal Unit # 3 that was allocated to ETI in the Plan of Merger, including (i) its 29.75% undivided ownership interest in Nelson Coal Unit # 6, (ii) its 14.875% undivided ownership interest n the Joint Facilities of Big Cajun No. 2, Coal Unit # 3 and (iii) its 5.95% undivided ownership interest in the Common Facilities of Big Cajun No. 2, Coal Unit # 3 (the interests in Nelson Coal Unit # 6 and Big Cajun No. 2, Coal Unit # 3 that were allocated to ETI in the Plan of Merger being hereafter collectively referred to as "ETI's Louisiana Interests").

B.

All and singular the leaseholds (other than real or immovable leaseholds), ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, equipment, inventory, fixtures, accounts, contract rights, general intangibles and all other property of any nature appertaining to any of the plants, systems, business or operations of ETI, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, which (i) are now owned or that may hereafter be owned or acquired by ETI, other than Excepted Property; and (ii) are included within ETI's Louisiana Interests.

C.

All corporate, Federal, State, county, parish, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description, now belonging to or that may hereafter be owned, held, possessed or enjoyed by ETI and included within ETI's Louisiana Interests (other than Excepted Property) and all renewals, extensions, enlargements and modifications of any of them.

D.

All other personal or movable property, tangible or intangible (other than Excepted Property as hereinafter defined), of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas, now owned or hereafter acquired by ETI and included within ETI's Louisiana Interests.

E.

All and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, servitudes, rights, privileges, licenses, and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property mortgaged or pledged by ETI under the Mortgage, or intended so to be, or any part thereof, and the reversion and reversions, reservation and reservations, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, products and profits thereof and every part and parcel thereof and all of the estate, right, title, interest, possession, property, claim and demand of every nature whatsoever of ETI at law, in equity or otherwise howsoever, in, of, and to such property and every part and parcel thereof.